Exhibit 99.1

NEWS RELEASE Contact: Jim Albrecht, Chief Financial Officer Email: ir@Globalscape.com Contact: Jim Fanucchi, Darrow Associates, Inc. Phone number: (408) 404-5400 Email: ir@Globalscape.com

Globalscape Announces Financial Results for the Second Quarter 2013

Reports Strong Earnings Growth Driven by Increased Revenue Combined With Lower Operating Expenses

SAN ANTONIO, Texas — August 7, 2013 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, today announced its financial results for the three and six month periods ended June 30, 2013.

Revenue for the three months ended June 30, 2013, was $5.9 million, a 4% increase over revenue of $5.7 million for the three months ended June 30, 2012. Revenue for the six months ended June 30, 2013 was $11.8 million, a 6% increase over revenue of $11.1 million for the six months ended June 30, 2012.

The Company’s deferred revenue, which the Company believes can be an indicator of future revenue trends, grew to $11.0 million at June 30, 2013, compared to $8.0 million at June 30, 2012, a 37.5% increase.

For the three months ended June 30, 2013, the Company had net income of $381,000, or $0.02 per share, compared to a net loss of $140,000, or ($0.01) per share, for the three months ended June 30, 2012. For the six months ended June 30, 2013, the Company had net income of $898,000, or $0.05 per share, compared to a net loss of $393,000, or ($0.02) per share for the six months ended June 30, 2012.

Adjusted EBITDA Excluding Infrequent Items was $997,000 for the three months ended June 30, 2013, compared to $478,000 for the three months ended June 30, 2012, and was $2.2 million for the six months ended June 30, 2013, compared to $658,000 for the six months ended June 30, 2012. Adjusted EBITDA Excluding Infrequent Items is not a measure of financial performance under GAAP and has limitations as an analytical tools and when assessing the Company’s operating performance. Adjusted EBITDA Excluding Infrequent Items should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP.

Net cash provided by operating activities was $1.2 million for the six months ended June 30, 2013. This cash flow performance allowed the Company to end the quarter with over $7.8 million of cash and $3.1 million of long term investments.

“Our second quarter results underline our return to profitability and position us for further growth,” said Craig Robinson, President and Chief Executive Officer of Globalscape. “Our revenue and deferred revenue have continued their consistent pattern of growth between comparable periods, which reflects ongoing customer satisfaction with our solutions. We have confidence in our ability to continue driving the business forward for the benefit of our shareholders.”

Conference Call August 7, 2013 at 4:30 p.m. ET

Globalscape management will hold a conference call Wednesday, August 7, 2013 to discuss financial results for the first quarter of 2013 and other corporate matters at 4:30 p.m. Eastern Time/3:30 p.m. Central Time. Those wanting to join should dial 1-888-846-5003 and use Conference ID # 4634013. A live webcast of the conference call will also be available in the investor relations page of the company’s website at www.Globalscape.com. A webcast replay of the conference call will be available on the Company’s website through September 9, 2013.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit Globalscape, or subscribe to our Blog or Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2012 calendar year, filed with the Securities and Exchange Commission on March 28, 2013.

Summary Financial Data

GlobalSCAPE, Inc.

Statements of Operations

(Unaudited)

(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Operating Revenues:
Software license	$1,905	$2,541	$3,863	$4,885
Maintenance and support	3,367	2,611	6,650	5,251
Professional services	426	411	825	739
Others	227	139	467	220

Total Revenues	5,925	5,702	11,805	11,095
Operating Expenses:
Cost of revenues	269	313	533	631
Selling, general and administrative expenses	3,796	4,243	7,646	8,395
Research and development expenses	968	897	1,730	1,839
Depreciation and amortization	264	321	521	637

Total operating expenses	5,297	5,774	10,430	11,502

Income (loss) from operations	628	(72)	1,375	(407)
Other income (expense), net	(43)	(61)	(90)	(127)

Income (loss) before income taxes	585	(133)	1,285	(534)
Provision (benefit) for income taxes	204	7	387	(141)

Net income (loss)	$381	$(140)	$898	$(393)

Comprehensive income (loss)	$381	$(140)	$898	$(393)

Net income (loss) per common share—basic	$0.02	$(0.01)	$0.05	$(0.02)
Net income (loss) per common share—diluted	$0.02	$(0.01)	$0.05	$(0.02)
Average shares outstanding:
Basic	18,502	18,320	18,473	18,304
Diluted	18,955	18,320	18,920	18,304

GlobalSCAPE, Inc.

Balance Sheets

(Unaudited)

In thousands except per share amounts.

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$7,812	$8,079
Accounts receivable (net of allowance for doubtful accounts of $201 and $171 on June 30, 2013 and December 31, 2012 respectively)	4,799	3,350
Income tax receivable	343	—
Current deferred tax assets	194	177
Prepaid expenses	411	426

Total current assets	13,559	12,032
Fixed assets, net	787	900
Investment in certificate of deposit	3,091	3,060
Intangible assets, net	4,299	4,308
Goodwill	12,712	12,712
Deferred tax asset	437	535
Other assets	103	41

Total assets	$34,988	$33,588

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$592	$432
Accrued expenses	1,271	1,353
Deferred revenue	9,402	8,293
Income taxes payable	—	46
TappIn earn out, current portion	—	500
Long term debt, current portion	1,366	1,335

Total current liabilities	12,631	11,959
Deferred revenue, non-current portion	1,577	1,480
TappIn earn out, non-current portion	3,694	3,694
Long-term debt. non-current portion	3,696	4,389
Other long term liabilities	61	62
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001 per share, 40,000,000 authorized, 19,123,297 and 18,846,547 issued June 30, 2013 and December 31, 2012	19	19
Additional paid-in capital	14,862	14,435
Treasury stock, 403,581 shares, at cost, at June 30, 2013 and December 31, 2012.	(1,452)	(1,452)
Retained earnings	(100)	(998)

Total stockholders’ equity	13,329	12,004

Total liabilities and stockholders’ equity	$34,988	$33,588

GlobalSCAPE, Inc.

Statements of Cash Flows

(Unaudited)

(in thousands)

	For the six months ended June 30,
	2013	2012
Operating Activities:
Net income (loss)	$898	$(393)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	521	637
Stock-based compensation	297	428
Deferred taxes	81	(172)
Bad debt expense (recoveries)	75	(14)
Net tax effect of stock option and restricted stock activity	27	5
Changes in operating assets and liabilities:
Accounts receivable	(1,524)	(891)
CoreTrace receivable	—	(150)
Prepaid expenses	15	1
Income tax receivable and payable	(416)	(242)
Other assets	(62)	(11)
Accounts payable	160	(265)
Accrued expenses	(82)	(85)
Deferred revenues	1,206	404
Other long-term liabilities	(1)	4

Net cash provided by (used for) operating activities	1,195	(744)

Investing Activities:
Purchase of property and equipment	(39)	(190)
Software development costs	(360)	(178)
TappIn, Inc, earnout liability paid	(500)	—
Interest reinvested in certificate of deposit	(31)	—

Net cash provided by (used for) investing activities	(930)	(368)
Financing Activities:
Proceeds from exercise of stock options	157	19
Net tax effect of stock option and restricted stock activity	(27)	(5)
Notes payable principle payments	(662)	(631)

Net cash provided by (used for) financing activities	(532)	(617)
Net increase (decrease) in cash	(267)	(1,729)
Cash at beginning of period	8,079	8,861

Cash at end of period	$7,812	$7,132

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest on notes payable	$125	$154

Income taxes	$734	$271

GlobalSCAPE, Inc.

Adjusted EBITDA Excluding Infrequent Items

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income (loss)	381	(140)	898	(393)
Add (subtract) items to determine adjusted EBITDA excluding infrequent items:
Income tax expense	204	7	387	(141)
Other expense	43	61	90	127
Depreciation and amortization	264	321	521	637
Stock-based compensation expense	105	229	297	428

Adjusted EBITDA excluding infrequent items	$997	$478	$2,193	$658

Adjusted EBITDA [Earnings before Interest, Taxes, Total Other Income (Expense), Depreciation, and Amortization (including amortized stock-based compensation expense)] Excluding Infrequent Items is not a measure of financial performance under generally accepted accounting principles and should not be considered a substitute for net income. Adjusted EBITDA Excluding Infrequent Items has limitations as an analytical tool and when assessing our operating performance. Adjusted EBITDA Excluding Infrequent Items should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with generally accepted accounting principles.